UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2018

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	1-11596 .	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On July 26, 2018, Perma-Fix Environmental Services, Inc. (the “Company”) entered into amendment to our Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association (“PNC”) as discussed under Item 2.03 below, which is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

On July 26, 2018, the Company entered into an amendment (the “July 26th Amendment”) to our Amended and Restated Revolving Credit, Term Loan and Security Agreement (“Amended Loan Agreement”) with PNC. The July 26th Amendment provides, among other things, for the release of $1,000,000 of the $2,000,000 in borrowing availability reduction that PNC had previously imposed under our credit facility. The release of this borrowing availability reduction will allow the Company to use the $1,000,000 for working capital purposes. Most of the other terms of the Amended Loan Agreement remain principally unchanged.

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On July 26, 2018, the Company held its 2018 annual meeting of stockholders (the “2018 Annual Meeting”).

As of the record date for the 2018 Annual Meeting, 11,907,542 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), were outstanding, each entitled to one vote per share. Of such outstanding shares of Common Stock, 9,549,966 shares were present at the meeting in person or by proxy, representing approximately 80.20% of the Company’s securities entitled to vote.

At the 2018 Annual Meeting, stockholders (1) reelected the Company’s six directors; (2) ratified the appointment of Grant Thornton, LLP, as the Company’s independent registered public accounting firm for the 2018 fiscal year; and (3) approved, by non-binding advisory vote, the 2017 compensation of the Company’s named executive officers.

The final results of each of the proposals voted on by the Company’s stockholders are described below:

Proposal No. 1—Election of Directors:

Nominee	Votes For	Votes Withhold
Dr. Louis F. Centofanti	3,476,865	2,067,277
Stanley Robert Cochran	3,327,985	2,216,157
Joe R. Reeder	3,294,524	2,249,618
Larry M. Shelton	3,756,514	1,787,628
Zach P. Wamp	3,351,571	2,192,571
Mark A. Zwecker	3,741,453	1,802,689

2

There were 4,005,824 broker non-votes for each nominee. The election of directors was determined by a plurality of the votes cast at the meeting. Accordingly, withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on the proposal to elect directors. Each nominee was reelected as a director of the Company, to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Proposal No. 2—Ratification of the Appointment of Grant Thornton, LLP as the Independent Registered Public Accounting Firm of the Company for the 2018 Fiscal Year:

Votes For	Votes Against	Votes Abstention
9,516,044	21,506	12,416

There were no broker non-votes on this matter. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal.

Proposal No. 3—Approval, by an Advisory (Non-Binding) Vote, of the 2017 Compensation of the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstention
4,900,778	527,809	115,555

There were 4,005,824 broker non-votes on this matter. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to approve the advisory vote on executive compensation. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

4.1

Tenth Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated July 26, 2018, by and among Perma-Fix Environmental Services, Inc., the lenders signatory thereto, and PNC Bank, National Association, as agent for such lenders.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2018

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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